Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) the Registration Statements (Form S-8 No. 333-68993, Form S-8 No. 333-60518, Form S-8 No. 333-109024, Form S-8 No.333-109026, Form S-8 No. 333-124361, Form S-8 No. 333-135017, Form S-8 No. 333-135019, and Form S-8 No. 333-160997) pertaining to the Stock Option Plans of American Capital, Ltd. (formerly known as American Capital Strategies, Ltd.), (ii) the Registration Statement (Form S-8 No. 333-93271) pertaining to the American Capital Strategies, Ltd. 1997 Disinterested Director Stock Option Plan, (iii) the Registration Statement (Form S-8 No. 333-34352) pertaining to the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan, (iv) the Registration Statement (Form S-8 No. 333-139965) pertaining to the Amended and Restated American Capital Performance Incentive Plan, and (v) the Registration Statement (Form S-3 No. 333-123340) and the related Prospectus pertaining to the American Capital Strategies, Ltd. Second Amended and Restated Dividend Reinvestment Plan, of our report dated March 1, 2010 (except notes 2 and 19, as to which the date is June 30, 2010) with respect to the consolidated financial statements and the consolidated financial highlights included in this Current Report on Form 8-K dated June 30, 2010.

/s/ Ernst & Young LLP

McLean, Virginia

June 30, 2010